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                                                                      EXHIBIT 21

             Principal  Subsidiaries of Bell Atlantic Corporation
             ----------------------------------------------------


Name                                             Jurisdiction of Organization
----                                             ----------------------------

Bell Atlantic - Delaware, Inc.                   Delaware

Bell Atlantic - Maryland, Inc.                   Maryland

Bell Atlantic - New Jersey, Inc.                 New Jersey

Bell Atlantic - Pennsylvania, Inc.               Pennsylvania

Bell Atlantic - Virginia, Inc.                   Virginia

Bell Atlantic - Washington, D.C., Inc.           New York

Bell Atlantic - West Virginia, Inc.              West Virginia

New England Telephone and Telegraph Company      New York
(d/b/a Bell Atlantic - New England)

New York Telephone Company                       New York
(d/b/a Bell Atlantic - New York)

Cellco Partnership                               Delaware
(d/b/a Bell Atlantic Mobile)

Grupo Iusacell, S.A. de C.V.                     Mexico

Bell Atlantic Credit Corporation                 Delaware

Bell Atlantic International, Inc.                Delaware

Bell Atlantic Holdings Limited                   Bermuda